UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 6, 2006

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Ormsby Park Place, Suite 300, Louisville, Kentucky	40223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (502) 357-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On September 6, 2006, Ventas, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with SCRE Investments, Inc. (“SCRE”), IPC Equity Holdings Limited and VSCRE Holdings, LLC (“VSCRE”), pursuant to which, among other things, the Company has agreed to acquire from SCRE all of the outstanding equity interests of VSCRE for a an aggregate purchase price of approximately $649 million, consisting of approximately $584 million in cash and 1,708,279 shares (the “Shares”) of common stock, par value $0.25 per share, of the Company. Upon the consummation of the transactions contemplated by the Purchase Agreement (the “Closing”), VSCRE will own a real estate portfolio of 67 senior care facilities in 16 U.S. states that includes 43 assisted living communities, 17 skilled nursing facilities, five multi-level retirement communities and two rehabilitation hospitals. At Closing, the Company will lease the properties to subsidiaries of Senior Care, Inc., an affiliate of SCRE, on a 15-year triple-net basis with two five-year extensions. The Closing is subject to the satisfaction of customary closing conditions, including, but not limited to, the receipt of applicable regulatory approvals. The Closing is expected to occur late in the fourth quarter of 2006.

On August 24, 2006, the Company made a $156.8 million bridge loan to various affiliates of SCRE, the proceeds of which were used by SCRE to acquire certain of the facilities that VSCRE will hold upon the Closing. The bridge loan bears interest at an annual rate of LIBOR plus 500 basis points and matures in one year with a six-month extension option. The Company expects that the loan will be repaid concurrently with the Closing.

The foregoing description is qualified by reference in its entirety to the Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 and incorporated in this Item 1.01 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement, at the Closing, the Company will issue the Shares to SCRE as part of the purchase price for all of the outstanding equity interests of VSCRE. The Shares will be issued to SCRE pursuant to the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Regulation D promulgated under the Securities Act.

At the Closing, the Company and SCRE will enter into a registration rights agreement, pursuant to which, among other things, the Company will be required to register the Shares under the Securities Act by filing a registration statement in respect of the Shares with the Securities and Exchange Commission within a specified period after the Closing.

Item 7.01. Regulation FD Disclosure.

On September 8, 2006, the Company announced that it had entered into the Purchase Agreement relating to the acquisition of VSCRE. A copy of the press release issued by the Company on September 8, 2006 is furnished herewith as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

Item 8.01. Other Events.

On September 7, 2006, the Company announced that its Board of Directors declared a regular quarterly dividend of $0.395 per share, payable in cash on September 29, 2006 to stockholders of record on September 18, 2006. The dividend is the third quarterly installment of the Company’s 2006 annual dividend.

A copy of the press release issued by the Company on September 7, 2006 is filed herewith as Exhibit 99.2 and incorporated in this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits:

Exhibit Number	Description
2.1	Securities Purchase Agreement, dated as of September 6, 2006, by and among SCRE Investments, Inc., IPC Equity Holdings Limited, VSCRE Holdings, LLC and the Company.

99.1	Press release issued by the Company on September 8, 2006.

99.2	Press release issued by the Company on September 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: September 11, 2006	By:	/s/ T. Richard Riney
T. Richard Riney
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1	Securities Purchase Agreement, dated as of September 6, 2006, by and among SCRE Investments, Inc., IPC Equity Holdings Limited, VSCRE Holdings, LLC and the Company.

99.1	Press release issued by the Company on September 8, 2006.

99.2	Press release issued by the Company on September 7, 2006.